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EXHIBIT 10.8A

AMENDMENT NO. 1 TO
ADMINISTRATIVE SERVICES AGREEMENT

        This Amendment No. 1 (the "Amendment") to the Administrative Services Agreement dated as of January 17, 2006, between ITN Energy Systems, Inc., a Colorado corporation ("ITN"), and Ascent Solar Technologies, Inc., a Delaware corporation ("AST") (the "Agreement"), is effective as of January 17, 2006.

RECITALS

  A.
  ITN and AST entered into the Agreement as of January 17, 2006 pursuant to which ITN is to provide AST with certain administrative services.

  B.
  AST and ITN desire to amend Section 2 of the Agreement to remove the reference to a fee that AST is to pay ITN in addition to ITN's cost for the Services performed thereunder.

AGREEMENT

        In consideration of the mutual agreements, promises, covenants and conditions contained herein, the parties hereto mutually agree as follows:

  1.
  Section 2 shall be amended to read in its entirety as follows:

      "Cost. ITN shall be paid its cost (as set forth in the next sentence) for the Services performed hereunder. In calculating such cost, the parties agree to use the then current provisional rates proposed by ITN and approved by the Defense Contract Audit Agency, as adjusted annually, or at such other rates as the parties may agree in writing."

  2.
  All other terms of the Agreement remain unchanged and are hereby ratified and affirmed.

        The parties have executed this Amendment to be effective as of January 17, 2006.

ITN Energy Systems, Inc.		Ascent Solar Technologies, Inc.
By:	/s/ ASHUTOSH MISRA Ashutosh Misra, Executive Vice President	By:	/s/ MATTHEW FOSTER Matthew Foster, President

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AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT